[1991 Notes]

                          CONSOLIDATED, AMENDED AND RESTATED
                                    PROMISSORY NOTE

       US $40,000,000.00                            As of December 18, 1997

            FOR VALUE RECEIVED, Hondo Oil & Gas Company, a Delaware corporation ("Borrower"), hereby promises to pay to the order of London Australian & General Property Company Limited, a United Kingdom corporation ("Lender"), the principal sum of FORTY MILLION AND 00/100 DOLLARS (US $40,000,000.00) or so much as may be advanced (including the addition of interest to principal) and outstanding hereunder (the "Loans"), on January 15, 1999 (the "Maturity Date"). Borrower promises to pay interest on the unpaid principal balance hereof from (and including) October 1, 1997 to (but excluding) the date of payment in full of such amount at a rate per annum equal at all times to six percent (6%) per annum (or the maximum interest rate permitted by law, whichever is less). Interest shall be payable on each April 1 (for the period through March 31) and October 1 (for the period through September 30) until maturity; provided, however, that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from (and including) the date on which such amount is due until (but excluding) the date such amount is paid in full on demand, at a rate per annum equal at all times to eleven percent (11%) per annum (or the maximum interest rate permitted by law, whichever is less). Both interest and principal as herein provided shall be payable in lawful money of the United States of America at the offices of Lender, 4 Grosvenor Place, London SW1X 7DL England, or at such other place as from time to time may be designated in writing by Lender.

            Notwithstanding anything in the foregoing to the contrary, if, in the opinion of its Board of Directors, Borrower does not have sufficient cash resources to pay interest on this Note when due, then Borrower may offer to Lender a payment of the interest in shares of Borrower's common stock, valued at (i) the last reported sales price regular way on the interest due day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the American Stock Exchange or other principal national securities exchange on which Borrower's common stock is listed or, if not listed on any national securities exchange, on The Nasdaq Stock Market's National Market System or, (ii) if (i) is not applicable, the average of the bid and asked prices at the end of the interest due day in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Lender in good faith for that purpose. In making this determination, Borrower's management will not, without the consent of Lender, allocate cash resources to new capital projects not related to the Opon Association Contract dated July 15, 1987 between Empressa Colombiana de Petroleos and Opon Development Company. Lender will then notify Borrower whether it will either accept the payment of interest in Borrower's common stock or add the amount of interest due to the principal of this Note. If Lender accepts the payment of interest in Borrower's common stock, Borrower will issue the requisite number of shares to Lender within ten business days after Borrower receives notice of acceptance from Lender. Lender recognizes that any shares of Borrower's common stock that it may acquire by the payment of interest in Borrower's common stock will not have been


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       registered under the Securities Act of 1933, as amended (the "Act"),  and may not  be sold in the  absence of an  effective registration under  the
       Act or an  exemption from the registration requirements  of the Act.   If
       Lender so requests at any time and from time to time after the date shares of Borrower's common stock are issued to Lender pursuant to this provision, Borrower will use its best efforts to effect registration under the Act of the shares so issued.

            No borrowings may be made by Borrower under this Note after the date hereof, except pursuant to the immediately preceding paragraph. All additions to principal (including the addition of interest to principal) and payments made pursuant to this Note may be recorded by Lender on its books and records or any Grid attached hereto, and such books and records and any Grid attached hereto (or any statement or certificate of Lender based thereon) shall be conclusive as to existence and amounts thereof absent manifest error.

            This Note is secured under, and entitled to the benefits of, that certain Security Interest Agreement dated May 13, 1997 among the Lender, the Borrower, Folio Trust Company Limited and Folio Nominees Limited (as same has been and may be supplemented, modified, amended or restated from time to time, the "Security Interest Agreement").

            Borrower and Lender, as assignee of Thamesedge Ltd., in turn assignee of Lonrho Plc ("Original Lender"), are parties to those certain letter agreements dated May 20, 1991, June 20, 1991, July 19, 1991, September 1, 1991, November 1, 1991, and December 20, 1991 (collectively, the "1991 Letter Agreements") by and between Borrower and Original Lender (as amended by letter agreements dated December 18, 1992, December 17, 1993, November 10, 1994, December 22, 1995, December 13, 1996 and December 18, 1997, and as same may be from time to time further supplemented, amended or restated, collectively, the "Letter Agreements") pursuant to which 1991 Letter Agreements Lender made loans to Borrower in the total amount of US $32,000,000, and to which there has been added to principal, pursuant to the Letter Agreements, accrued but unpaid interest in the total amount of $7,137,048.86 through October 1, 1997 and against which a payment of $5,000,000 of principal was made on October 18, 1994.

            Borrower hereby acknowledges, certifies and agrees that: (a) pursuant to the Letter Agreements, Borrower has issued the following promissory notes to Lender (collectively, the "Prior Notes"): Promissory Notes dated (i) September 1, 1991, in the original principal amount of $10,000,000 (which, in turn, consolidated, renewed and replaced those certain three Promissory Notes, being the Note dated May 20, 1991, in the original principal amount of US $5,000,000, the Note dated June 20, 1991, in the original principal amount of US $3,000,000, and the Note dated July 19, 1991, in the original principal amount of US $2,000,000),
       (ii) November 1, 1991, in the original principal amount of US $9,000,000 and (iii) December 20, 1991, in the original principal amount of US $13,000,000; (b) pursuant to the Prior Notes, Lender has made loans to Borrower that are outstanding as of the date hereof in the aggregate principal amount of U.S.$34,137,048.86, after giving effect to the aforesaid payment of $5,000,000 of principal paid against the Note issued on September 1, 1991 and interest added to principal of the Prior Notes as hereinabove provided; (c) this Note has been issued by Borrower to renew, extend, consolidate, amend, restate and replace the Prior Notes (in order to, among other things, implement the aforesaid December 18, 1997 letter agreement), to evidence all indebtedness and other


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       amounts outstanding  under the Prior  Note, and to  evidence any  further interest that  may be added to  principal pursuant to  the terms of  this
       Note;   (d) although issued  in substitution for  and restatement of  the
       Prior Notes, this Note shall not be deemed to have been issued in payment, satisfaction, cancellation or novation of any of the Prior Notes; and (e) Borrower's obligations to repay those loans (with interest) to Lender and to perform or otherwise satisfy Borrower's other obligations, as well as the security interests granted to Lender by Borrower under the Security Interest Agreement, and any other related loan documents (i) each remain and shall continue in full force and effect, both before and after giving effect to this renewal and extension, (ii) are not subject as of the date of this renewal and extension to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall be governed by the terms and provisions of this Note, the Letter Agreements and the Security Interest Agreement.

            Notwithstanding the foregoing, the Lender may, by notice to the Borrower at any time thereafter, declare all or any portion of the principal amount of this Note, all or any part of the then accrued but unpaid interest thereon, and any or all other amounts payable hereunder to be forthwith due and payable at any time after:

                 (a)  the  Borrower  shall  fail  to  pay  any  installment   of
                 principal of, or interest on, this Note when due and such failure shall remain unremedied for three (3) days;

                      (b) the Borrower, Hondo Magdalena Oil & Gas Limited, presently a wholly-owned subsidiary of the Borrower ("Hondo Magdalena"), and any of their respective subsidiaries shall
                 (i) fail to pay any Debt (but excluding indebtedness evidenced by this Note) of the Borrower, Hondo Magdalena or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether upon scheduled maturity, required prepayment, acceleration, demand or other notice or formality of any kind) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof. "Debt" means all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of


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                 the kinds  referred to in  clauses (i) through  (v) above,  and
                 (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

                 (c) the Borrower shall have failed to furnish to Lender, by October 1, 1998, a proved gas reserve report of Netherland, Sewell & Associates that shows that a minimum of 13,000,000 mcf (25%) of proved gas reserve exists, which are subject to the Opon Association Contract in which Hondo Magdalena then participates, above the proved gas reserve of 52,475,554 mcf at September 30, 1997;

                 (d) the Borrower, Hondo Magdalena or any of their respective subsidiaries shall generally not pay its debts as they become due, shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, Hondo Magdalena or any of their respective subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower, Hondo Magdalena or any of their respective subsidiaries shall take any corporate or other action to authorize any of the actions set forth above in this paragraph (d); or

                      (e) a final judgment or order for the payment of money in excess of $75,000 shall be rendered against the Borrower, Hondo Magdalena or any of their respective subsidiaries, and any such judgment or order shall continue unsatisfied and in effect for a period of 60 consecutive days.

                 (f) any other default (whether in whole or in part) shall occur in the due observance or performance of any other term or provision of this Note, the Letter Agreements or the Security Interest Agreement;

                      (g) This Note, the Letter Agreements, the Security Interest Agreement (in whole or in part) shall cease to be in full force or effect or shall be contested, challenged or repudiated by the Borrower or any surety.

            If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

            Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collection, the bringing of any suit against any party and


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       any notice of or defense on account of any extensions, renewals,  partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

            This Note and the rights and duties of the parties hereto shall be governed by the laws of the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend
       (among  other things)  to  thereby avail  themselves  of the  benefit  of
       Section 5-1401 of the General Obligations Law of the State of New York.

            All notices and other communications provided for hereunder shall be in writing and shall be delivered to the addressees at the applicable addresses set forth below by mail, telecopy, Federal Express or other equivalent overnight carrier or by telephone (confirmed in writing within 24 hours) or telecopy or hand-delivered, if to Borrower, to it at Hondo Oil & Gas Company, 10375 Richmond Avenue, Suite 900, Houston, TX 77042, telephone (713) 954-4600, telecopier (713) 954-4601, Attention:
       John J. Hoey; if to Lender, to it at London Australian & General Property Company, 4 Grosvenor Place, London, SW1X 7DL England, telephone 011-44-171-201-6000, telecopier 011-44-171-201-6100, Attention R. E.
       Whitten with a copy to Rudolph H. Funke, Esq. at 805 Third Avenue, 18th Floor, New York, NY 10022, telephone 212-715-7001, telecopy 212-838-8141; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall not be effective until received by Lender.

            Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to the Letter Agreements, this Note or the Security Interest Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by sending copies of such process to it at its address and in the manner determined under the immediately preceding paragraph hereof. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower further waives any objections to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. Borrower further agrees that any action or proceeding brought by it against Lender shall be brought only in New York State or United States Federal court sitting in New York County, New York. Borrower and Lender waive any right it may have to jury trial. Nothing in this paragraph shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or any of its properties in the courts of any other jurisdictions. To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocable waives such immunity in respect of its obligations under the Letter Agreements, this Note and the Security Interest Agreement.


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                                          HONDO OIL & GAS COMPANY


                                          By:  /s/ John J. Hoey
                                               -------------------------------
                                               John J. Hoey, President

                                     [END OF PAGE]

                                   SCHEDULE TO NOTE

                      Amount of      Principal      Principal      Notation
            Date      Advance        Paid           Outstanding    Made By
            ----      ---------      ---------      -----------    --------
                      Carryover
            12/18/97  from Prior          --        $34,137,048.86
                      Note











































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